UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2006

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2006, modifications to PepsiCo’s Director Compensation program were approved by the Board of Directors, effective October 1, 2006. Consistent with the prior program, Directors who are employees of the Company receive no additional compensation for serving as Directors. All other non-employee Directors continue to receive an annual retainer and an annual equity grant. The annual retainer remains unchanged at $100,000. Committee chairs and a presiding director who does not also serve as a committee chair receive an additional $20,000 retainer for the supplemental duties associated with serving in these capacities. Directors may continue to elect to receive their retainer in cash or defer their retainer into PepsiCo Common Stock equivalents, which are payable in cash at the end of the deferral period.

Under the former program, the value of the annual equity award to Directors was $100,000 and was equally split between stock options and restricted stock units. Under the new program, the value of the annual equity award remains $100,000, but the grant is now equally split between stock and stock options. The number of shares of PepsiCo Common Stock awarded under the grant is determined by dividing $50,000 by the fair market value of PepsiCo Common Stock on the date of grant. Stock awards are immediately vested at grant, but the shares received are subject to a holding period requirement. These shares must be held beneficially by a Director until they leave the Board, except for withholding to pay taxes related to the grant and certain intra-family transfers. The number of stock options awarded under the grant is determined by multiplying the number of shares of PepsiCo Common stock awarded by four. Stock options have an exercise price equal to the fair market value of PepsiCo Common Stock on the date of grant. Stock options normally vest after three years and vest earlier in the case of the Director’s death, disability or retirement. In addition, all newly appointed Directors continue to receive a one-time grant of 1,000 shares of PepsiCo Common Stock when they join the Board.

Directors continue to be reimbursed for expenses incurred to attend Board and committee meetings. Directors do not receive any meeting fees, nor do they have a retirement plan or receive any benefits such as life or medical insurance. Directors do receive business travel and accident coverage and are eligible for PepsiCo Foundation matching of charitable contributions.

The form of award agreement related to the director equity awards is attached as exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

September 20, 2006	By:	Thomas H. Tamoney, Jr.

Name: Thomas H. Tamoney, Jr.
Title: Vice President, Associate General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Non-Employee Director Long-Term Incentive Award Agreement